Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	William C. McCartney
Chief Financial Officer

		Telephone:	(978) 688-1811
		Fax:	(978) 688-2976

WATTS WATER TECHNOLOGIES REPORTS SECOND QUARTER RESULTS FOR 2012

North Andover, MA….July 31, 2012.  Watts Water Technologies, Inc. (NYSE: WTS) today announced results for the second quarter ended July 1, 2012.  Net income per diluted share (EPS) for the second quarter of 2012 was $0.51.  Adjusting for special items, second quarter 2012 adjusted EPS was $0.53, compared to second quarter 2011 adjusted EPS of $0.50.  A summary of second quarter financial results is as follows:

	Second Quarter and Year-to-Date Earnings Summary
	Second quarter ended			Six months ended
(In millions, except per share information)	July 1, 2012	July 3, 2011	% Change	July 1, 2012	July 3, 2011	% Change

Sales	$371.1	$375.7	(1)%	$735.3	$705.6	4%

Net income from continuing operations	18.5	12.9	43%	34.2	24.0	43%

Income from discontinued operations	—	1.7	(100)%	—	1.7	(100)%

Net income	$18.5	$14.6	27%	$34.2	$25.7	33%

Diluted earnings per share from continuing operations	$0.51	0.34	50%	$0.93	0.64	45%

Special items	0.02	0.16		0.03	0.29

Adjusted earnings per share	$0.53	0.50	6%	$0.96	0.93	3%

All financial information and period-to-period references are on a continuing operations basis unless otherwise noted.  Reconciliations to generally accepted accounting principles (GAAP) and non-GAAP reconciliations are provided in the attached financial tables.

Second Quarter Highlights:

•                  Second quarter 2012 sales were down 1% from the second quarter of 2011, with approximately 3% growth from acquisitions being offset by approximately 4% from the weakening of foreign currencies against the U.S. dollar.

•                  Organic sales growth was essentially flat with increases in North America and Asia being offset by a reduction in Europe, Middle East and Africa (EMEA).

•                  Adjusted 2012 second quarter EPS of $0.53 was 6% higher than adjusted EPS for the second quarter of 2011.  Acquisitions accounted for $0.01 of earnings in the second quarter of 2012.

•                  Net impact on second quarter 2012 EPS from share repurchase program offset by weaker foreign exchange was negative $0.01 when compared to the second quarter of 2011.

•                  Adjusted operating margins decreased by 0.1 percentage point to 9.4% for the second quarter of 2012 as compared to the second quarter of 2011.

•                  Adjusted operating margins increased by 1.5 percentage points as compared to the first quarter of 2012.

•                  The previously announced two million share repurchase program was completed during the first week of July; the total investment was $65.8 million with a second quarter cash impact of $63.2 million.

•                  Free cash flow increased by 65% to $15.3 million for the six months ended July 1, 2012 as compared to the same period in 2011.

The reduction in second quarter 2012 sales was primarily due to unfavorable foreign exchange movements of 4%, primarily associated with the weakening of the euro against the U.S. dollar.  This was offset by contributions from acquisitions of 3%, with organic sales growth essentially flat because organic increases in North America and Asia were offset by a reduction in EMEA.  Operating income for the second quarter of 2012 was $33.7 million, which yielded an operating margin of 9.1%, compared to operating income in the second quarter of 2011 of $26.6 million, which yielded an operating margin of 7.1%.  On an adjusted basis, operating income in the second quarter of 2012 was $34.9 million compared to $35.7 million in the second quarter of 2011, a 2% decrease.  On an adjusted basis, operating margins decreased 0.1 percentage point to 9.4% in the second quarter of 2012, compared to 9.5% on an adjusted basis for the second quarter of 2011.

North American sales increased $9.8 million, or 4.6%, to $221.8 million in the second quarter of 2012, compared to $212.0 million for the second quarter of 2011.  This increase was primarily due to acquired sales of $3.1 million and an organic sales increase of $7.6 million, or 3.6%, offset partially by unfavorable foreign exchange movements of $0.9 million associated with the weakening of the Canadian dollar against the U.S. dollar.  Sales into the North American wholesale market increased organically by 2.3% during the second quarter as compared to the same period in 2011, primarily from increased sales in our residential and commercial flow control and HVAC and gas product lines.  Organic sales into the North American DIY home improvement market increased 8.9% for the second quarter of 2012 as compared to the second quarter of 2011 primarily from increased sales of the residential and commercial flow control product lines.

EMEA sales decreased $15.0 million to $142.8 million for the second quarter of 2012, compared to $157.8 million for the second quarter of 2011.  This decrease was primarily due to unfavorable foreign exchange movements associated with the weakening of the euro versus the U.S. dollar of $15.5 million and an organic sales decrease of $9.3 million, or (5.9%), partially offset by sales from an acquired company of $9.8 million.  Deterioration in the economic environment in southern Europe contributed to the decline in sales volume in 2012 versus 2011.  Organic sales in the EMEA wholesale market were down 2% in the quarter, and OEM sales decreased by 9% compared to the second quarter of 2011.  EMEA segment sales represented approximately 39% and 42% of total Company sales in the second quarters of 2012 and 2011, respectively.

Consolidated sales for the first six months of 2012 were $735.3 million, an increase of $29.7 million, or 4%, compared to the first six months of 2011, primarily from acquired growth being partially offset by unfavorable foreign exchange.  Organic sales were essentially flat, with growth in North America and Asia being offset by a reduction in EMEA.

David J. Coghlan, Chief Executive Officer, commented, “Our adjusted operating income decreased by 2% in the second quarter of 2012 as compared to the second quarter of 2011.  As we noted during the first quarter, in North America, gross margin was affected by increases in non-commodity product costs and preproduction costs resulting from the continuing conversion of certain manufacturing plants to lead-free production.  The effect of these factors has significantly diminished from the first quarter as we work through the conversion issues.  We have also taken several cost recovery actions in the second quarter to mitigate their effects, and our product liability costs decreased. These developments, along with additional North American sales volume, increased our adjusted operating margin by 1.5 percentage points to 9.4% as compared to the first quarter of this year and the second quarter 2012 operating margin was only 0.1 percentage point below the second quarter of 2011.

Mr. Coghlan concluded, “We generated free cash flow of $15.3 million through the first six months of 2012, an increase of approximately 65% as compared to free cash flow of $9.3 million for the same period in 2011.  The increase is primarily due to incremental cash provided by operations along with lower year-to-date capital spend in 2012 as compared to 2011.  We successfully completed the previously announced share repurchase program during the first week of July, purchasing approximately $63.2 million of shares during the quarter, and $65.8 million in total.  At July 1, 2012, our net debt to capitalization ratio was 20%, as compared to 13.9% at December 31, 2011, the increase driven primarily by cash used to fund the share repurchase program.  As of quarter end, we had approximately $168 million of cash on hand and approximately $265 million in available credit under our credit agreement.”

In this press release we refer to non-GAAP financial measures (including adjusted operating income, adjusted operating margins, adjusted net income, adjusted earnings per share, free cash flow, net debt to capitalization ratio and the cash conversion rate of free cash flow to net income) and provide a reconciliation of those non-GAAP financial measures to the corresponding financial measures contained in our consolidated financial statements prepared in accordance with GAAP. We believe that these financial measures are appropriate to enhance an overall understanding of our historical financial performance and future prospects. Adjusted operating income, adjusted operating margins, adjusted net income and adjusted earnings per share eliminate certain expenses incurred in the periods presented that relate primarily to our global restructuring programs, CEO separation costs, significant legal and customs settlements, due diligence costs, acquisition accounting costs, tax adjustments, and other costs and related tax benefits. Management then utilizes these adjusted financial measures to assess the run-rate of the Company’s continuing operations against those of comparable periods without the distortion of those factors.  Free cash flow and the net debt to capitalization ratio, which are adjusted to exclude certain cash inflows and outlays, and include only certain balance sheet accounts from the comparable GAAP measures, are an indication of our performance in cash flow generation and also provide an indication of the Company’s relative balance sheet leverage to other industrial manufacturing companies. The cash conversion rate of free cash flow to net income is also a measure of our performance in cash flow generation. These non-GAAP financial measures are among the primary indicators management uses as a basis for evaluating our cash flow generation and our capitalization structure. In addition, free cash flow is used as a criterion to measure and pay certain compensation-based incentives. For these reasons, management believes these non-GAAP financial measures can be useful to investors, potential investors and others. The Company’s non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP.

Watts Water Technologies, Inc. will hold a live web cast of its conference call to discuss second quarter results for 2012 on Wednesday, August 1, 2012, at 9:00 a.m. Eastern Time. This press release and the live web cast can be accessed by visiting the Investor Relations section of the Company’s website at www.wattswater.com. Following the web cast, an archived version of the call will be available at the same address until August 1, 2013.

Watts Water Technologies, Inc., through its subsidiaries, is a world leader in the manufacture of innovative products to control the efficiency, safety, and quality of water within residential, commercial, and institutional applications. Watts expertise in a wide variety of water technologies enables Watts to be a comprehensive supplier to the water industry.

This Press Release includes statements that are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements reflect Watts Water Technologies’ current views about future results of operations and other forward-looking information.  In some cases you can identify these statements by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should” and “would” or similar words. You should not rely on forward-looking statements because Watts’ actual results may differ materially from those indicated by these forward-looking statements as a result of a number of important factors.  These factors include, but are not limited to, the following: the effectiveness of our operational excellence initiatives and cost recovery actions, the current economic and financial condition, which can affect levels of housing starts and remodeling, affecting the markets where the Company’s products are sold, manufactured, or marketed; shortages in and pricing of raw materials and supplies; loss of market share through competition; introduction of competing products by other companies; pressure on prices from competitors, suppliers, and/or customers; changes in variable interest rates on Company borrowings; identification and disclosure of material weaknesses in our internal control over financial reporting; failure to expand our markets through acquisitions; failure or delay in developing new products; lack of acceptance of new products; failure to manufacture products that meet required performance and safety standards; foreign exchange rate fluctuations; cyclicality of industries, such as plumbing and heating wholesalers and home improvement retailers, in which the Company markets certain of its products; environmental compliance costs; product liability costs; the results and timing of the Company’s manufacturing restructuring plan; changes in the status of current litigation; and other risks and uncertainties discussed under the heading “Item 1A. Risk Factors” and in Note 14 of the Notes to the Consolidated Financial Statements in the Watts Water Technologies, Inc. Annual Report on Form 10-K for the year ended December 31, 2011 filed with the Securities Exchange Commission and other reports Watts files from time to time with the Securities and Exchange Commission.  Watts does not intend to, and undertakes no duty to, update the information contained in this Press Release, except as required by law.

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in millions, except per share information)

(Unaudited)

	Second Quarter Ended		Six Months Ended
	July 1,	July 3,	July 1,	July 3,
	2012	2011	2012	2011
STATEMENTS OF INCOME

Net sales	$371.1	$375.7	$735.3	$705.6

Net income from continuing operations	$18.5	$12.9	$34.2	$24.0
Income from discontinued operations	—	1.7	—	1.7
Net income	$18.5	$14.6	$34.2	$25.7

DILUTED EARNINGS PER SHARE

Weighted Average Number of Common Shares & Equivalents	36.6	37.8	36.8	37.7

Net income per share
Continuing operations	$0.51	$0.34	$0.93	$0.64
Discontinued operations	—	0.05	—	0.05
Net income	$0.51	$0.39	$0.93	$0.68

Cash dividends per share	$0.11	$0.11	$0.22	$0.22

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in millions, except share information)

(Unaudited)

	July 1,	December 31,
	2012	2011
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$167.8	$250.6
Short-term investment securities	4.1	4.1
Trade accounts receivable, less allowance for doubtful accounts of $9.7 million at July 1, 2012 and $9.1 million at December 31, 2011	223.3	207.1
Inventories, net:
Raw materials	104.6	107.7
Work in process	22.3	28.7
Finished goods	159.9	147.8
Total Inventories	286.8	284.2
Prepaid expenses and other assets	35.8	26.6
Deferred income taxes	27.8	28.3
Assets held for sale	14.7	4.6
Total Current Assets	760.3	805.5

PROPERTY, PLANT AND EQUIPMENT:
Property, plant and equipment	487.6	494.8
Accumulated depreciation	(275.5)	(268.1)
Property, plant and equipment, net	212.1	226.7

OTHER ASSETS:
Goodwill	490.5	490.4
Intangible assets, net	149.5	154.6
Deferred income taxes	9.1	10.2
Other, net	9.8	10.1
TOTAL ASSETS	$1,631.3	$1,697.5

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$125.9	$126.5
Accrued expenses and other liabilities	117.4	109.2
Accrued compensation and benefits	39.5	45.9
Current portion of long-term debt	77.0	2.0
Total Current Liabilities	359.8	283.6

LONG-TERM DEBT, NET OF CURRENT PORTION	308.1	397.4
DEFERRED INCOME TAXES	55.9	58.2
OTHER NONCURRENT LIABILITIES	38.4	38.5

STOCKHOLDERS’ EQUITY:
Preferred Stock, $0.10 par value; 5,000,000 shares authorized; no shares issued or outstanding	—	—
Class A Common Stock, $0.10 par value; 80,000,000 shares authorized; 1 vote per share; issued and outstanding: 27,844,816 shares at July 1, 2012 and 29,471,414 shares at December 31, 2011	2.8	2.9
Class B Common Stock, $0.10 par value; 25,000,000 shares authorized; 10 votes per share; issued and outstanding: 6,953,680 shares at July 1, 2012 and at December 31, 2011	0.7	0.7
Additional paid-in capital	432.3	420.1
Retained earnings	475.2	515.1
Accumulated other comprehensive loss	(41.9)	(19.0)
Total Stockholders’ Equity	869.1	919.8
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,631.3	$1,697.5

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in millions, except per share information)

(Unaudited)

	Second Quarter Ended		Six Months Ended
	July 1,	July 3,	July 1,	July 3,
	2012	2011	2012	2011
Net sales	$371.1	$375.7	$735.3	$705.6
Cost of goods sold	239.3	245.4	473.9	454.3
GROSS PROFIT	131.8	130.3	261.4	251.3
Selling, general & administrative expenses	96.9	98.2	197.9	195.2
Restructuring and other charges	1.2	5.5	2.9	6.6

OPERATING INCOME	33.7	26.6	60.6	49.5

Other (income) expense:
Interest income	(0.2)	(0.2)	(0.4)	(0.5)
Interest expense	6.1	6.7	12.3	12.6
Other, net	—	0.6	(0.9)	0.7
Total other expense	5.9	7.1	11.0	12.8

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	27.8	19.5	49.6	36.7

Provision for income taxes	9.3	6.6	15.4	12.7

NET INCOME FROM CONTINUING OPERATIONS	18.5	12.9	34.2	24.0

Income from discontinued operations, net of taxes	—	1.7	—	1.7

NET INCOME	$18.5	$14.6	$34.2	$25.7

BASIC EPS
Net income per share:
Continuing operations	$0.51	$0.34	$0.93	$0.64
Discontinued operations	—	0.05	—	0.05
NET INCOME	$0.51	$0.39	$0.93	$0.69
Weighted average number of shares	36.5	37.6	36.7	37.6

DILUTED EPS
Net income per share:
Continuing operations	$0.51	$0.34	$0.93	$0.64
Discontinued operations	—	0.05	—	0.05
NET INCOME	$0.51	$0.39	$0.93	$0.68
Weighted average number of shares	36.6	37.8	36.8	37.7

Dividends per share	$0.11	$0.11	$0.22	$0.22

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in millions)

(Unaudited)

	Six Months Ended
	July 1,	July 3,
	2012	2011
OPERATING ACTIVITIES
Net income	$34.2	$25.7
Income from discontinued operations	—	1.7
Net income from continuing operations	34.2	24.0
Adjustments to reconcile net income from continuing operations to net cash provided by continuing operating activities:
Depreciation	16.7	16.1
Amortization of intangibles	8.4	9.3
Stock-based compensation	2.5	5.8
Deferred income tax benefit	(0.5)	(4.7)
Loss on disposal and impairment of property, plant and equipment and other	0.4	0.5
Changes in operating assets and liabilities, net of effects from business acquisitions and divestures:
Accounts receivable	(21.4)	(14.0)
Inventories	(9.7)	(14.7)
Prepaid expenses and other assets	(9.2)	(4.0)
Accounts payable, accrued expenses and other liabilities	2.5	2.4

Net cash provided by continuing operations	23.9	20.7

INVESTING ACTIVITIES
Additions to property, plant and equipment	(9.6)	(12.0)
Proceeds from the sale of property, plant and equipment	1.0	0.6
Investments in securities	—	(4.1)
Proceeds from sale of securities	—	4.1
Business acquisitions, net of cash acquired	(17.5)	(162.9)

Net cash used in investing activities	(26.1)	(174.3)

FINANCING ACTIVITIES
Proceeds from long-term debt	9.2	184.0
Payments of long-term debt	(22.8)	(99.9)
Payments of capital leases and other	(1.2)	(1.3)
Proceeds from share transactions under employee stock plans	6.0	3.0
Tax benefit of stock awards exercised	0.4	0.4
Dividends	(8.2)	(8.3)
Payments to repurchase common stock	(63.2)	—

Net cash provided by (used in) financing activities	(79.8)	77.9

Effect of exchange rate changes on cash and cash equivalents	(0.8)	13.2

DECREASE IN CASH AND CASH EQUIVALENTS	(82.8)	(62.5)

Cash and cash equivalents at beginning of year	250.6	329.2

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$167.8	$266.7

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(Amounts in millions)

(Unaudited)

Net Sales

	Second Quarter Ended		Six Months Ended
	July 1,	July 3,	July 1,	July 3,
	2012	2011	2012	2011

North America	$221.8	$212.0	$431.8	$414.1
EMEA	142.8	157.8	292.0	281.8
Asia	6.5	5.9	11.5	9.7
Total	$371.1	$375.7	$735.3	$705.6

Operating Income (Loss)

	Second Quarter Ended		Six Months Ended
	July 1,	July 3,	July 1,	July 3,
	2012	2011	2012	2011

North America	$26.7	$26.3	$46.9	$53.0
EMEA	12.0	6.9	24.8	16.6
Asia	2.1	0.9	3.5	1.7
Corporate	(7.1)	(7.5)	(14.6)	(21.8)
Total	$33.7	$26.6	$60.6	$49.5

Intersegment Sales

	Second Quarter Ended		Six Months Ended
	July 1,	July 3,	July 1,	July 3,
	2012	2011	2012	2011

North America	$1.2	$0.8	$2.6	$1.7
EMEA	2.0	2.3	4.6	4.2
Asia	35.3	37.2	66.4	67.9
Total	$38.5	$40.3	$73.6	$73.8

TABLE 1

RECONCILIATION OF GAAP “AS REPORTED” TO THE “ADJUSTED” NON-GAAP EXCLUDING THE EFFECT OF ADJUSTMENTS FOR SPECIAL ITEMS

(Amounts in millions, except per share information)

(Unaudited)

	Second Quarter Ended		Six Months Ended
	July 1,	July 3,	July 1,	July 3,
	2012	2011	2012	2011

Net sales	$371.1	$375.7	$735.3	$705.6

Operating income - as reported	$33.7	$26.6	$60.6	$49.5
Operating margin %	9.1%	7.1%	8.2%	7.0%

Adjustments for special items:
Restructuring and other charges	1.2	5.2	2.9	6.3
Impairment charges	—	0.3	—	0.3
Acquisition accounting in cost of sales	—	3.6	0.4	3.6
Due diligence costs and other	—	—	—	1.1
CEO separation costs	—	—	—	6.3
Legal and customs settlements	—	—	(0.3)	(1.1)
	1.2	9.1	3.0	16.5

Operating income - as adjusted	$34.9	$35.7	$63.6	$66.0
Adjusted operating margin %	9.4%	9.5%	8.6%	9.4%

Net income from continuing operations - as reported	$18.5	$12.9	$34.2	$24.0

Adjustments for special items - tax affected:
Restructuring and other charges	0.9	3.5	1.9	4.2
Impairment charges	—	0.2	—	0.2
Acquisition accounting	—	2.4	0.3	2.4
Due diligence costs	—	—	—	1.1
CEO separation costs	—	—	—	3.9
Legal and customs settlements	—	—	(0.9)	(0.7)
	0.9	6.1	1.3	11.1

Net income from continuing operations - as adjusted	$19.4	$19.0	$35.5	$35.1

Continuing operations earnings per share - diluted
Diluted earnings per share - as reported	$0.51	$0.34	$0.93	$0.64
Adjustments for special items	0.02	0.16	0.03	0.29
Diluted earnings per share - as adjusted	$0.53	$0.50	$0.96	$0.93

TABLE 2

RECONCILIATION OF NET CASH PROVIDED BY OPERATIONS TO FREE CASH FLOW

(Amounts in millions)

(Unaudited)

	Six Months Ended
	July 1,	July 3,
	2012	2011

Net cash provided by operations - as reported	$23.9	$20.7
Less: additions to property, plant, and equipment	(9.6)	(12.0)
Plus: proceeds from the sale of property, plant, and equipment	1.0	0.6

Free cash flow	$15.3	$9.3

Net income from continuing operations - as reported	$34.2	$24.0

Cash conversion rate of free cash outflow to net income	44.7%	38.8%

TABLE 3

RECONCILIATION OF LONG-TERM DEBT (INCLUDING CURRENT PORTION) TO NET DEBT AND NET DEBT TO CAPITALIZATION RATIO

(Amounts in millions)

(Unaudited)

	July 1,	December 31,
	2012	2011

Current portion of long-term debt	$77.0	$2.0
Plus: Long-term debt, net of current portion	308.1	397.4
Less: Cash and cash equivalents	(167.8)	(250.6)

Net debt	$217.3	$148.8

Net debt	$217.3	$148.8
Plus: Total stockholders’ equity	869.1	919.8

Capitalization	$1,086.4	$1,068.6

Net debt to capitalization ratio	20.0%	13.9%